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                                                                    Exhibit 21.1

                  Subsidiaries of Internet Capital Group, Inc.

Name                                                                            Jurisdiction of Incorporation
----                                                                            -----------------------------
Internet Capital Group Operations, Inc.                                                      Delaware
Internet Capital Group (Europe), Ltd.                                                     United Kingdom
ICG Holdings, Inc.                                                                           Delaware
1999 Internet Capital (Europe) L.P.                                                          Delaware
Agribuys, Inc.                                                                              California
Anthem/CIC Ventures Fund L.P.                                                                Delaware
Arbinet - thexchange Inc.                                                                    Delaware
Axxis, Inc. (fka Fuelspot.com, Inc.)                                                         Delaware
Blackboard, Inc.                                                                             Delaware
Captive Capital Corporation (fka eMarket Capital, Inc.)                                      Delaware
ClearCommerce Corporation                                                                    Delaware
CommerceQuest, Inc.                                                                           Florida
     CQ Holdings Limited                                                                  United Kingdom
     CITL Holdings Limited                                                                United Kingdom
     CommerceQuest UK Limited                                                             United Kingdom
ComputerJobs.com, Inc.                                                                        Georgia
Co-nect Inc. (fka Simplexis.com)                                                             Delaware
CreditTrade Inc.                                                                             Delaware
eCredit.com, Inc.                                                                            Delaware
Emptoris, Inc.                                                                               Delaware
Entegrity Solutions Corporation                                                             California
Freeborders, Inc.                                                                            Delaware
     Freeborders, Ltd.                                                                       Hong Kong
GoIndustry AG                                                                                 Germany
ICG Commerce Holdings, Inc.                                                                  Delaware
     ICG Commerce, Inc.                                                                    Pennsylvania
     Integrated Sourcing, LLC                                                              Pennsylvania
     ICG Commerce Investments, LLC                                                           Delaware
     ICG Commerce International, LLC                                                         Delaware
     ICG Commerce Mexico I, LLC                                                              Delaware
     ICG Commerce Mexico II, LLC                                                             Delaware
     ICG Commerce UK Limited                                                              United Kingdom
     ICG Commerce Singapore Pte Ltd.                                                         Singapore
     ICG Commerce Germany GmbH                                                                Germany
     ICG Commerce France SAS                                                                  France
     ICG Commerce Ireland Ltd.                                                                Ireland
     ICG Commerce Latin America, S. de. R.L., de C.V.                                         Mexico
     ICG Commerce Services, S. de. R.L. de C.V.                                               Mexico
     epValue.com, Inc.                                                                       Delaware
     epValue.com UK Limited                                                               United Kingdom
     hpi GmbH                                                                                 Germany
ICG Patent, Inc.                                                                             Delaware
Investor Force Holdings, Inc.                                                                Delaware
Cloudy, Inc. (fka iSky, Inc.)                                                                Maryland
Jamcracker, Inc.                                                                             Delaware
LinkShare Corporation                                                                        Delaware
LGO Corporation (fka Logistics.com, Inc.)                                                    Delaware
Marketron International, Inc. (fka Buymedia, Inc.)                                           Delaware
Mobility Technologies, Inc. (fka traffic.com, Inc.)                                          Delaware
OneCoast Network Holdings, Inc. (fka USgift Corporation)                                      Georgia
StarCite, Inc.                                                                               Delaware
Tibersoft Corporation                                                                      Massachusetts
Universal Access Global Holdings Inc.                                                        Illinois
Verticalnet, Inc.                                                                          Pennsylvania

Unless otherwise provided, each of the subsidiaries named above do business under the same name.